Exhibit 99.1

EXECUTION

PARTS SUPPLY AGREEMENT

by and among

AVIALL SERVICES, INC.,

and

GENERAL ELECTRIC COMPANY

dated as of January 28, 2005

PARTS SUPPLY AGREEMENT

THIS PARTS SUPPLY AGREEMENT (this “Agreement”) is entered into effective as of the 28th day of January, 2005, by and between Aviall Services, Inc., a corporation organized under the laws of the State of Delaware and having its principal office at 2750 Regent Boulevard, DFW Airport, Texas 75261 (“Seller”), and General Electric Company, a corporation organized under the laws of the State of New York, United States of America, having offices at One Neumann Way, Mail Drop F125, Cincinnati, Ohio, 45215 (“GE”), on behalf of itself and on behalf of the entities set forth on Exhibit A hereto (each a “Buyer”). Buyer and Seller shall each be referred to herein as a “Party.” Buyer and Seller shall collectively be referred to herein as the “Parties.”

RECITALS

WHEREAS, GE and Seller are parties to that certain Distribution Services Agreement dated as of the date hereof (the “Distribution Services Agreement”), pursuant to which GE has appointed Seller as its exclusive distributor of Products to Customers, and Seller has accepted such appointment;

WHEREAS, the Distribution Services Agreement contemplates that the Parties shall enter into this Agreement pursuant to which Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Buyer’s requirements for Products, subject to the terms and conditions set forth herein;

WHEREAS, Buyer and Seller wish to establish their rights and obligations with respect to the purchase and sale of the Products; and

WHEREAS, the following terms shall have the following meanings; provided, that in the event of any inconsistency between the definitions of the following terms set forth herein and the definitions set forth in the Distribution Services Agreement (as amended from time to time), the definitions set forth in the Distribution Services Agreement shall prevail:

“Products” means (1) all new GE OEM Parts that are unique to CF6-50 engines, (2) all new GE OEM Parts that are unique to CF6-80A engines, (3) any new GE OEM Parts that are common only to the CF6-50 and CF6-80A engines, and (4) all OEM new Kits, to the extent such Kits consist of any part described in clauses (1) – (3) above. In addition, the Products shall include any Superseding Configurations of such parts, provided such Superseding Configurations meet the descriptions set forth in clauses (1) – (4) above.

“New Surplus Part” means a new OEM Product that has been previously sold into the market and is available from any source other than GEESD (or any successor to GEESD as GE’s initial distributor of new GE OEM Parts).

“Used Serviceable Part” means any Product that has been previously placed in service and is subsequently removed from an engine for scrap, overhaul, replacement or repair.

WHEREAS, other capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Services Agreement.

NOW, THEREFORE, WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I - AGREEMENT TO PURCHASE AND SELL

1.1	Agreement to Purchase Products. Beginning on the Commencement Date and throughout the term of this Agreement, Buyer hereby agrees that subject to GE’s performance of its obligations under the Distribution Services Agreement and this Agreement, it shall purchase all of its requirements for Product, including but not limited to Product to be used within its overhaul or maintenance facilities, from Seller; provided, however, that nothing in this Agreement shall in any way affect or limit the right or ability of Buyer from purchasing and utilizing Used Serviceable Parts or New Surplus Parts (including from other GE entities) for CF6-50 or CF6-80A engines; provided further, that nothing in this Agreement shall in any way affect the right of Buyer to use any material or parts provided by a customer in connection with maintenance, repair and overhaul services.

1.2	Agreement to Sell Products. Beginning on the Commencement Date and throughout the term of this Agreement and subject to GE’s continued delivery of Product to Seller in accordance with the Distribution Services Agreement, Seller hereby agrees to sell to Buyer all of Buyer’s requirements for Product. All purchases of Products by Buyer shall be governed by the terms and conditions set forth in this Agreement and in Seller’s Terms and Conditions of Sale (“Seller’s Terms”), a copy of which is attached hereto as Exhibit B; provided, Article 8 shall be of no force and effect. In the event of a conflict or inconsistency between the terms and conditions set forth herein and Seller’s Terms, the terms and conditions of this Agreement shall prevail (e.g., the Applicable Law provision of Section 8.03 of this Agreement governs and replaces Article 9 of Seller’s Terms). Any terms of Buyer’s purchase order form or other documentation, or Seller’s order acknowledgment form or other documentation, that are in conflict with or inconsistent with the terms of this Agreement or Seller’s Terms shall be void and of no effect.

ARTICLE II – PRICES; PAYMENT

2.1

Selling Price. Seller shall sell the Products to Buyer at a purchase price not to exceed the then current Catalog List Price at the time a purchase order is placed by Buyer. All such prices are F.O.B. (Incoterms 2000) Seller’s facility and include packing in accordance with ATA Specification 300 commercial shipping practices for aviation parts in effect at the time of shipment. The Catalog List Price is revised annually and new Catalog List Prices typically become effective as of November 1 of each year. All spare parts orders for reasonable replenishment quantities that are received by Seller prior to November 1 (or such other date that new Catalog List Prices are effective), and scheduled for delivery within thirty (30) days after November 1 (or such other date that new Catalog List Prices are effective), will be accepted at the Catalog List Price effective as of the time the order; provided, however, that if Buyer extends the delivery date beyond such thirty (30) days period, the selling price shall be the Catalog List Price at the time of delivery.

2.2	Payment. Unless agreed to otherwise by Seller, payment for all sales of Product shall be net thirty (30) days after the date of the applicable invoice. All payments hereunder shall be made in U.S. dollars or such other currency which may be agreed upon. Any overdue amounts shall bear interest at a rate equal to the lesser of (a) 1.5% per month or (b) the maximum rate permitted by law. If any undisputed portion of Buyer’s account is more than thirty (30) calendar days past due, Seller may, at its option, cease all deliveries to Buyer, ship completed Products in place, refuse to accept new orders, or divert Products already ordered, unless such undisputed past due amounts, including interest payments, are paid in full, or Seller is in receipt of an irrevocable letter of credit sufficient to cover all outstanding amounts due confirmed by a United States bank acceptable to Seller; or another method of payment has been mutually agreed to by the parties. Seller and Buyer shall negotiate in good faith to resolve any payment disputes, and may refer any such disputes to the Steering Committee. Buyer agrees that any disputes of Seller’s invoices will be made only in good faith.

ARTICLE III - ORDER PLACEMENT

3.1	Purchase Methods. Buyer may place purchase orders for Product using one of the following methods: facsimile transmission, ARINC or SITA utilizing ATA 2000 (Chapter 6 format) or Specification 2000 (Chapter 3 format). Seller shall acknowledge each such purchase order placed by the Buyer which is in material compliance with this Agreement and, in any event, each purchase order shall be deemed to be accepted by Seller upon the third Business Day after receipt by Seller of the respective order unless Seller has notified the Buyer that it objects to the purchase order.

3.2	Acceptance. Seller’s acknowledgment of each purchase order shall constitute acceptance thereof, unless otherwise noted in such acknowledgement.

3.3	Cancellation. Buyer shall have the right to cancel a purchase order or extend the delivery date set forth therein without penalty at any time prior to the delivery date set forth in the applicable purchase order.

ARTICLE IV – DELIVERY

4.1	Delivery Dates. Seller shall deliver Products purchased pursuant to this Agreement under each purchase order placed by the Buyer, and accepted by Seller, consistent with the delivery date set forth in each such purchase order, unless another date is noted in Seller’s acknowledgement and agreed to by Buyer.

4.2	Delivery. Products shall be shipped F.O.B Seller’s facility. Buyer shall be the exporter of record for Products purchased pursuant to this Agreement and is responsible for compliance with applicable export control laws and regulations and for obtaining all export control licenses required by law.

4.3	Packaging of Product. Seller shall deliver Product purchased pursuant to this agreement packaged, shipped and labeled in accordance with ATA Specification 300 and any other procedures required by law at Seller’s expense. Any special packaging reasonably requested by Buyer shall be at Buyer’s expense.

4.4	Return of Products. Buyer shall have the right to return to Seller, at Seller’s expense and risk of loss, any Product shipped in excess of the quantity requested or which is not the part requested or a suitable alternative for such part, provided that Buyer returns such Product to Seller within ninety (90) days after receipt. Seller will notify Buyer of the handling procedures and addresses pertinent to the return of such Products.

ARTICLE V - TAXES

Buyer may have authority to purchase tangible personal property without payment of tax at the time of purchase. If so, Buyer shall advise Seller in writing and provide exemption documentation from a Governmental Authority reasonably satisfactory to Seller, and Buyer agrees to maintain adequate records of all purchases and pay tax on all taxable items directly to the appropriate tax agency. Buyer shall indemnify, hold harmless and defend Seller from any and all claims relating to Buyer’s failure to pay any and all such taxes.

ARTICLE VI – WARRANTY

Seller warrants that the Product sold hereunder will at the time of delivery be free from defects in title created by Seller. Seller shall have no responsibility for defects in title created by Buyer or its Affiliates. THE FOREGOING IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR GUARANTEES, WHETHER WRITTEN, STATUTORY, ORAL OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE).

ARTICLE VI – TERM

This Agreement shall be effective as of the Effective Date and shall remain in effect for the Term of the Distribution Services Agreement. This Agreement shall terminate automatically and without further action upon any termination of the Distribution Services Agreement.

ARTICLE VII - DISPUTE RESOLUTION

Any disputes arising under this Agreement shall be settled pursuant to the Dispute Resolution provisions set forth in the Distribution Services Agreement.

ARTICLE VIII - MISCELLANEOUS

Section 8.01. Force Majeure. Neither party hereto shall be responsible or liable in any way for its failure to perform its obligations hereunder, other than for payment of money, if such failure to perform is beyond the control of Buyer or Seller, whether caused by acts of God, unavailability or shortages of raw materials from usual sources of supply or unavailability or shortages of energy necessary to produce and/or deliver the Products by usual modes of transportation, fire, flood, war, embargo, strikes, labor disputes, explosions, riots, or laws, rules, regulations, restrictions and orders of any governmental authority to which such entity is subject, or any cause, other than financial, beyond the reasonable control of the affected party. Such failure shall not terminate this Agreement, but the obligations of the affected party shall be suspended during the period when performance is so suspended, unless such period exists beyond a period of one hundred and twenty (120) days, in which event either party shall have the right at any time thereafter during such force majeure to terminate this Agreement upon written notice to the other party without further obligation or liability. The party so prevented from complying with its obligations hereunder shall immediately notify and keep the other party from time to time apprised thereof, and such party so prevented shall use reasonable efforts to remove or overcome the cause of such inability to comply with its obligations under this Agreement. Nothing herein shall be construed to require the settlement of strikes, lockouts, or other labor difficulty by the party involved contrary to its wishes.

Section 8.02 ENTIRE AGREEMENT. THIS AGREEMENT, INCLUDING THE EXHIBITS ATTACHED HERETO AND INCORPORATED AS AN INTEGRAL PART OF THIS AGREEMENT, ALONG WITH THE DISTRIBUTION SERVICES AGREEMENT, CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDE ALL PREVIOUS AGREEMENTS BY AND BETWEEN BUYER AND SELLER AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE DISTRIBUTION SERVICES AGREEMENT, THE DISTRIBUTION SERVICES AGREEMENT SHALL GOVERN.

Section 8.03 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable therein, without giving effect to the conflicts of laws principles thereof.

Section 8.04 Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

Section 8.05 Severability. The invalidity of any provision of this Agreement, or portion thereof, shall not affect the validity of the remainder of such provision or of the remaining provisions of this Agreement.

Section 8.06 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 8.07 Assignability. This Agreement may not be assigned or transferred by a Party without the prior written consent of the other Party, or Parties, as relevant, provided that, no Party shall not be required to obtain the other Party’s consent for an assignment of this Agreement, in whole or in part, to a wholly-owned subsidiary or a controlled Affiliate of the assigning Party. In the event of a permitted assignment hereunder, the assigning Party shall, at the election of the non-assigning Party, provide a guarantee in respect of the relevant assignee, in form and substance satisfactory to the non-assigning Party which approval shall not be unreasonably withheld or delayed.

Section 8.09 Non-Waiver. Failure, delay or forbearance of either party to insist on strict performance of the terms and provisions of this Agreement, or to exercise any and or remedy, shall not be construed as a waiver thereof and shall not waive subsequent strict performance by a party.

Section 8.10 Further Assurances. Each Party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under Applicable Law and otherwise to consummate the transactions contemplated by this Agreement and to refrain from taking any action that would prevent or delay the consummation of such transactions. Each Party will execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonable and necessary or desirable in order to consummate by it the transactions contemplated by this Agreement.

Section 8.11. Illegality and Severability. If application of any one or more of the provisions of this Agreement shall be unlawful under applicable law and regulations, then the Parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Agreement. Should any portion of this Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

Section 8.12. Captions. The captions in this Agreement are included for convenience or reference only and shall be ignored in the construction or interpretation hereof.

Section 8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one instrument.

Section 8.14 Seller Security and Crisis Management Policy / C-TPAT. Seller shall have and comply in all material respects with a company security and crisis management policy. Upon GE’s request, Seller shall provide GE a copy thereof and any records, audits or other documents reasonably requested by GE that Seller has in its possession to confirm Seller’s compliance with this Article 8.14. Seller shall revise and maintain the policy periodically and shall use reasonable efforts to consider security and crisis risks relevant to the Seller’s business and any suggested changes from GE when making any revisions to the policy. Seller’s policy shall, to the extent deemed material by Seller to its business, in Seller’s reasonable and good faith determination after giving due consideration to suggestions from GE, identify, and require the taking, by Seller’s management and employees, of measures reasonably necessary to do the following:

(a)	provide for the physical security of the people working on Seller’s premises and others working for or on behalf of Seller;

(b)	provide for the physical security of Seller’s facilities and physical assets;

(c)	protect from the loss of, misappropriation of, corruption of, and/or other material damage to software related to the performance of work;

(d)	protect from the loss of, misappropriation of, corruption of, and/or other damage to Buyer’s and Seller’s Confidential Information related to the performance of work;

(e)	provide for the prompt recovery — including thorough preparation, adoption, and maintenance of a disaster recovery plan — of facilities, physical assets, software and data.

(f)	for any deliveries of Products originating outside of the United States for delivery to the United States, review by Seller of the requirements of the Customs-Trade Partnership Against Terrorism (“C-TPAT”) for Air Carriers, Rail Carriers, Sea Carriers and Highway Carriers comply with the security procedures outlined by the United States Customs Service at http://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/ , as modified from time to time;

(g)	identify an individual contact (name, title, location and email/telephone/fax numbers) responsible for Seller’s facility, personnel, and shipment security measures.

GE reserves the right to inspect Seller’s policy and to conduct on-site audits of Seller’s facility and practices to determine whether Seller’s policy and Seller’s implementation of the policy are reasonably sufficient to protect Buyer’s interests; provided, that any such audits shall be conducted during Seller’s normal business hours and shall not unreasonably interrupt Seller’s operations. If GE reasonably determines in its good faith judgment that Seller’s policy and/or policy implementation is/are insufficient to protect Buyer’s property and interests, GE may give Seller notice of such determination to Seller, and may refer any such determinations to the Steering Committee.

Seller agrees that it will make reasonable efforts to become a member of C-TPAT in a timely manner, if it is eligible to do so. At Buyer’s request, Seller shall inform GE of Seller’s C-TPAT membership status and its anticipated schedule for participation in C-TPAT.

Section 8.15 Benefit of Agreement. The rights and obligations of Buyer under this agreement shall inure to each of the parties set forth on Exhibit A hereto, each of which is an Affiliate of GE. In the event any of the parties set forth on Exhibit A hereto no longer meets the definition of an Affiliate of GE, it will automatically and without further action be deemed to be removed from Exhibit A and will no longer be subject to the rights and obligations of this Agreement. In addition, any future Affiliates of GE that engage in the purchase of Products shall be automatically and without future action added to Exhibit A and shall be subject to the rights and obligations of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GENERAL ELECTRIC COMPANY		AVIALL SERVICES, INC.

By:	/s/ Daniel C. Heintzelman	By:	/s/ Paul E. Fulchino
Name:	Daniel C. Heintzelman	Name:	Paul E. Fulchino
Title:	Vice President	Title:	Chairman, President & CEO